EXHIBIT 5.1


                              DORSEY & WHITNEY LLP
                                U.S. BANK CENTRE
                         1420 FIFTH AVENUE, SUITE 4200
                           SEATTLE, WASHINGTON 98101
                           TELEPHONE: (206) 903-8800
                               FAX: (206 903-8820





FreeShop.com, Inc.
95 South Jackson Street
Suite 300
Seattle, Washington  98104

                  Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to FreeShop.com, Inc., a Washington corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") relating to the sale by the Company of up to 2,000,000 shares of common stock of the Company, no par value per share, initially issuable pursuant to the Company's 2000 Employee Stock Purchase Plan, as amended (the "Plan").

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     Our opinions expressed above are limited to the laws of Washington.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Dated:  September 14, 2000


                                           Very truly yours,

                                           /s/ Dorsey & Whitney LLP